Exhibit 5.1

ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX WWW.FOLEY.COM

March 16, 2022

Dream Finders Homes, Inc.
14701 Philips Highway, Suite 300
Jacksonville, Florida 32256

Ladies and Gentlemen:

We have acted as securities counsel for Dream Finders Homes, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the possible offer and resale, from time to time, by the selling stockholders identified in the Registration Statement of up to (i) 150,000 shares of the Company’s 9% Series A Convertible Preferred Stock, par value $0.01 per share (the “Convertible Preferred Stock”), and (ii) 6,426,770 shares of the Company’s Class A common stock, par value $0.01 per share, which may be issued upon conversion of the Convertible Preferred Stock (the “Class A Common Stock,” and together with the Convertible Preferred Stock, the “Shares”).

As counsel to the Company, we have examined the Amended and Restated Certificate of Incorporation of the Company, including Certificate of Designations dated September 29, 2021 with respect to the Convertible Preferred Stock (collectively, the “Charter”), the Amended and Restated Bylaws of the Company, the Registration Statement and such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed (i) the genuineness of all manual and electronic signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and (ii) all Shares will be sold in compliance with applicable securities laws and in the manner stated in the Registration Statement. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the shares of Convertible Preferred Stock are validly issued, fully paid and nonassessable and (ii) when the shares of Class A Common Stock have been issued and delivered upon conversion of the shares of Convertible Preferred Stock in accordance with the Charter, the shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

Our opinion is limited to the laws of Delaware and federal laws of the United States of America to the extent referred to specifically herein, in each case as are, in our professional judgment, applicable to transactions of the type contemplated by the Registration Statement, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations. This opinion letter is rendered as of the date hereof, and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter or the opinion expressed herein, if, after the date of this opinion letter, facts and/or circumstances come to our attention, and/or changes in the law occur, which could affect such opinion.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO salt lake city SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

March 16, 2022

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to this law firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ FOLEY & LARDNER LLP